Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-10 No. 333-254255) of IM Cannabis Corp. and in the related Prospectus of our report dated March 31, 2025, with respect to the consolidated financial statements of IM Cannabis Corp. included in this Annual Report (Form 20-F) for the year ended December 31, 2024.

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel-Aviv, Israel

March 31, 2025